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                                                                  EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY(1)

                                              Organized under the laws of:
                                              ---------------------------

Sun Hydraulics Corporation                       The State of Florida

Sun Hydraulik Holdings Limited                   England and Wales

Sun Hydraulik GmbH                               The Federal Republic of Germany

Sun Hydraulics Limited                           England and Wales

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(1) Gives effect to the Reorganization described in the Prospectus included in the Registration Statement of which this Exhibit is a part.